UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): November 14, 2008

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

441-295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 14, 2008, Orient-Express Hotels Ltd. (the “Company”) entered into a Placement Agent Agreement in which Lazard Capital Markets LLC (“LCM”) served as lead placement agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated served as co-placement agent (“MLPF&S” together with LCM, the “Placement Agents”), relating to the offering, issuance and sale by the Company of up to an aggregate of 8,490,000 shares (“Shares”) of the Company’s class A common shares, par value $.01 each (the “Class A Shares”) in a registered direct public offering to select institutional investors (the “Purchasers”) at a negotiated price of $6.50 per share.  A copy of the Placement Agent Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Each class A common share includes a right (a “Right”) to purchase, under certain circumstances, one one-hundredth of a Series A junior participating preferred share of the Company (a “Preferred Share”), subject to adjustment.  The Rights are provided for in a Rights Agreement dated as of June 1, 2000, between the Company and Computershare Trust Company N.A. (successor to Fleet National  Bank), as rights agent, amended and restated as of April 12, 2007 and amended on December 10, 2007.

In connection with the offering, on November 14, 2008, the Company entered into individual subscription agreements with the Purchasers, pursuant to which the Company agreed to sell up to an aggregate of 8,490,000 shares of the Class A Shares to the Purchasers for an aggregate purchase price of $55,185,000. The form of subscription agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company estimates the net offering proceeds to the Company, after deducting fees of the Placement Agents and other estimated offering expenses payable by the Company, to be approximately $53 million. The transaction is expected to close on November 19, 2008, subject to the satisfaction of customary closing conditions.

The Shares are being offered and sold pursuant to a prospectus and a prospectus supplement to be filed with the U.S. Securities and Exchange Commission on November 14, 2008, in connection with a takedown from the Company’s automatically effective shelf registration statement on Form S-3 (File No. 333-155364).

The foregoing summaries of the terms of the Placement Agent Agreement and Subscription Agreements are only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in their entirety by such documents attached hereto. The legal opinion and consent of Appleby relating to the Shares is filed as Exhibit 5.1 to this Report and incorporated herein by reference.  A copy of the press release announcing the registered direct offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)            Exhibits

Exhibit Number	Description of Exhibit

1.1	Placement Agent Agreement, dated November 14, 2008, among the Company, Lazard Capital Markets LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
5.1	Opinion of Appleby.
10.1	Form of Subscription Agreement, dated November 14, 2008, entered into between the Company and each Purchaser.
23.1	Consent of Appleby (included in Exhibit 5.1).
99.1	Press Release issued November 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

Date: November 14, 2008	By:	/s/ Edwin S. Hetherington
Edwin S. Hetherington
Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Placement Agent Agreement, dated November 14, 2008, among the Company, Lazard Capital Markets LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
5.1	Opinion of Appleby.
10.1	Form of Subscription Agreement, dated November 14, 2008, entered into between the Company and each Purchaser.
23.1	Consent of Appleby (included in Exhibit 5.1).
99.1	Press Release issued November 14, 2008.